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                                                                       EXHIBIT 4

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this 3/rd/ day of July 2001, by and between JENS HOHNEL (the "Seller"), and CHARLES E. BECKER (the "Buyer").

     A. Pursuant to a certain Agreement and Plan of Merger dated as of May 14, 2001, by and among Becker Group, L.L.C., Collins & Aikman Corporation, Collins & Aikman Products Co., Charles E. Becker, Michael E. McInerney, Jens Hohnel, CE Becker, Inc., ME McInerney, Inc. and J Hoehnel, Inc. (the "Merger Agreement"), Seller shall become at the Effective Time the record owner and holder of 1,700,000 shares of the issued and outstanding shares of the common stock of Collins & Aikman Corporation, a Delaware corporation (the "Company") (all capitalized terms not herein defined shall have the meaning ascribed to them in the Merger Agreement);

     B. In consideration of the discharge by Buyer of Seller's obligations to Buyer under a certain Promissory Note in the amount of $4,240,780, United States of America currency, including interest accrued thereon to the Effective Time (the "Debt"), Seller desires to convey to Buyer 848,156 shares of the Stock (the "Shares"), subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Purchase and Sale of Stock.  Immediately following the Effective Time,
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Seller shall transfer, assign and deliver to Buyer the Shares, duly endorsed for transfer or with an Assignment Separate from Certificate duly endorsed for transfer to Buyer (the "Endorsement"). In consideration therefor and simultaneously with the delivery of the certificates representing the Shares and the Endorsement, Buyer shall discharge the Debt, the receipt and sufficiency of which is hereby acknowledged by Seller.

     2.   Representations and Warranties.  Seller (a) makes all representations
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and warranties made by Seller pursuant to the Merger Agreement, which representations and warranties are herein incorporated by reference, and (b) acknowledges and agrees that the discharge by Buyer of the Debt pursuant to this Agreement constitutes fair, reasonable and adequate consideration for the Shares.

     3.   Closing.  The closing of the transactions contemplated herein shall
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occur immediately following the Effective Time, on the Closing Date, at the offices of Becker Ventures, L.L.C., located at 250 Stephenson Highway, Suite 300, Troy, Michigan 48084.

     4.   Entire Agreement.  This Agreement constitutes the complete agreement
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between the parties with respect to the transactions referred to herein.  All prior negotiations and agreements between the parties are superseded by this Agreement, and there are no representations, warranties, promises, understandings or agreements between the parties with respect to the transactions referred to herein except as expressly set forth herein.

     5.   Amendments.  This Agreement may not be modified or otherwise amended,
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except pursuant to a written agreement signed by the parties.

     6.   Successors. This Agreement shall be binding upon, inure to the benefit
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of, and be enforceable by, the heirs, personal representatives, executors, and successors of the parties.

     7.   Paragraph Headings.  The paragraph headings herein are for reference
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purposes only and shall not affect in any way the meaning or interpretation of this Agreement, nor be deemed to constitute a part of this Agreement.

     8.   Governing Law. This Agreement and the transactions contemplated herein
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shall be governed by and construed in accordance with the laws of the State of
Michigan applicable to agreements made and to be performed wholly within such State, and without regard to its conflicts-of-law principles.
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     9.   Attorney Conflict Note.  Seller specifically acknowledges that Seller
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has been advised that a conflict of interest may exist between Seller and Buyer, and that Seller has been advised to and given the opportunity to seek independent legal advise regarding the economic, legal and tax consequences of this Agreement, and the opportunity to have all of Seller's questions answered, prior to executing this Agreement. Seller further acknowledges that Clark Hill PLC drafted this Agreement as counsel to Buyer, and only to Buyer. Seller acknowledges that Seller understands the purpose of this notice and the recommendation received.

     10.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the day and year first above written.

                                    Seller:



                                    ______________________________
                                    JENS HOHNEL


                                    Buyer:



                                    ______________________________
                                    CHARLES E. BECKER


ACKNOWLEDGED AND ACCEPTED:

Collins & Aikman Corporation, its subsidiaries and affiliates hereby acknowledge and agree that the execution of this Agreement, and the consummation of the transactions contemplated herein, does not and shall not constitute a breach or other violation of the representation and warranty made pursuant to Section 4.27(b)(ii) of the Merger Agreement.

COLLINS & AIKMAN CORPORATION


By: _______________________________

Its: _______________________________